SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 15, 2010

000-27763
(Commission file number)

SITESTAR CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	88-0397234
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

7109 Timberlake Road
Lynchburg, VA 24502
(Address of principal executive offices) (Zip Code)

(434) 239-4272
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 Changes in Registrant’s Certifying Accountant

On April 15, 2010 Sitestar Corporation (the “Company”) advised Friedman LLP (“Friedman”), who was previously engaged as the Company’s independent registered public accounting firm of their dismissal.  The decision to dismiss Freidman was recommended and approved by the Company’s Board of Directors.

Friedman has not issued any audit reports on the consolidated financial statements of the Company, and therefore, none exist that contain an adverse opinion or a disclaimer of opinion or were qualified or modified as to uncertainty, audit scope, or accounting principals.  Friedman has not issued any audit reports on the Company’s effectiveness of internal control over financial reporting, and therefore, none exist that contain an adverse opinion or a disclaimer of opinion or were qualified or modified as to uncertainty, audit scope, or accounting principals.  During the period January 29, 2010 through April 15, 2010, there were no: (1) disagreements with Friedman on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events.

The Company furnished Friedman with a copy of this report prior to filing with the SEC and requested that Friedman furnish it with a letter addressed to the SEC stating whether or not it agreed with the statements made by the Company in this report insofar as they relate to Friedman’s audit services and engagement as the Company’s independent registered public accounting firm. The Company will file an amendment to this current report on Form 8-K following its receipt of Friedman’s letter to the Securities and Exchange Commission responding to this disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2010

SITESTAR CORPORATION

By:	/s/ Daniel Judd
Name: Daniel Judd
Title: CFO